EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our reports dated August 16, 1996, on our audits of the financial statements of Texas Olefins Company, subsidiaries and affiliate, which includes an explanatory paragraph relating to changes in accounting principles. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
September 25, 1997